EXHIBIT 23.3
CONSENT OF EXPERTS

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

B2d Semago, Certified Public Accountants

To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-8), which grants an aggregate of 5,000,000 Shares of Common stock of TS&B Holdings, Inc., under a certain "Consulting Agreements"
with James Jenkins and to the incorporation by reference therein of our report dated December 31, 2001. With respect to the consolidated financial statements of the Company included in its annual report and the quarterly reports filed with the Securities and Exchange Commission.

/s/ B2d Semago, Certified Public Accountants
April 15, 2002